POWER OF ATTORNEY

            The undersigned hereby constitutes and
      appoints Catherine L. Hughes,  Jerry C. Jones,
      Geoffrey D. Neal or Nicholas R. Alvarez, or any one of them, acting singly and with full power of substitution, as the undersigned's true and lawful attorneys-in-fact, for such period of time that the undersigned is required to file reports pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended
      ("Exchange Act") due to his affiliation with LiveRamp Holdings, Inc., and any successor corporation, to:

      (1)	execute for and on behalf of the
      	undersigned Forms 3,4 and 5 (including any amendments thereto) in accordance with
      	Section 16(a) of the Exchange Act and the rules thereunder;

      (2)	do and perform any and all acts for and on
      	behalf of the undersigned which may be
      	necessary or desirable to complete the
      	execution of any such Form 3, 4 or 5 (or any amendments thereto) and the timely filing of such form with the United States Securities and Exchange Commission and any other authority as required by law; and

      (3)	take any other action of any type whatsoever
      	in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in its discretion.

            The undersigned hereby grants to such
      attorneys-in-fact full power and authority to do and perform each and every act requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if personally present, with full power of substitution, hereby ratifying and confirming all that such attorneys-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with
      Section 16 of the Exchange Act or other
      applicable securities laws or rules.

            IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 15th day of February, 2023.


      			/s/ Charles Brian O'Kelley
      			Signature

      			Charles Brian O'Kelley
      			Print Name

      			Director
      			Title